Exhibit 99.1

Eloxx Pharmaceuticals Announces Proposed

Public Offering of Common Stock

Waltham, MA. – April 24, 2018 – Eloxx Pharmaceuticals, Inc. (“Eloxx”) (OTCQB: ELOX) today announced that it intends to offer and sell, subject to market and other conditions, 5,000,000 shares of its common stock in an underwritten public offering. Eloxx expects to grant the underwriters an option to purchase up to an additional 750,000 shares of its common stock. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Eloxx has applied to list its common stock on the Nasdaq Global Market under the symbol “ELOX.”

All shares in the proposed offering are to be sold by Eloxx. Net proceeds from the offering are to be used to fund research and development, working capital and general corporate purposes.

Citigroup and Piper Jaffray & Co. are acting as joint book-running managers for the offering. Canaccord Genuity is acting as lead co-manager for the offering. SunTrust Robinson Humphrey is acting as co-manager for the offering.

The shares of common stock described above are being offered by Eloxx pursuant to a shelf registration statement on Form S-3 (File No. 333-224207) that was filed by Eloxx with the U.S. Securities and Exchange Commission (SEC) on April 10, 2018 and that was declared effective by the SEC on April 20, 2018. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained by request from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from Piper Jaffray & Co., 800 Nicollet Mall, J12503, Minneapolis, MN 55402, Attention: Prospectus Department or by e-mail at prospectus@pjc.com or by phone at (800) 747-3924.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Eloxx Pharmaceuticals

Eloxx Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel RNA-modulating drug candidates that are designed to treat rare and ultra-rare premature stop codon diseases. Eloxx’s lead product candidate, ELX-02, is a small molecule drug candidate designed to restore production of full-length functional proteins. ELX-02 is in the early stages of clinical development focusing on cystic fibrosis and cystinosis. ELX-02 is an investigational drug that has not been approved by any global regulatory body. Eloxx is headquartered in Waltham, MA, with R&D operations in Rehovot, Israel.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. These include statements of management’s intentions, belief, plans and future expectations, including statements regarding Eloxx’s expectations with respect to the potential listing of its common stock on the Nasdaq Global Market and the completion, timing and size of the proposed public offering and, therefore, you are cautioned not to place undue reliance on them. Such forward-looking statements involve risks and uncertainties and actual results could differ materially from any forward-looking statements expressed or implied herein. As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise such forward-looking statements to reflect subsequent events or circumstances.

Corporate Contact:

Gregory Weaver

Eloxx Pharmaceuticals, Inc.

Chief Financial Officer

greg@eloxxpharma.com

781-577-5300 x100

Investor Contact:

Barbara Ryan

203-274-2825

barbarar@eloxxpharma.com